United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023 (September 5, 2023)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 6, 2023, Payoneer Global Inc. (the “Company”) announced that Keren Levy is expected to depart as President of the Company and General Manager of Merchant Services on September 30, 2023. Ms. Levy will remain employed by a subsidiary of the Company for a transition period through June 30, 2024.

In connection with Ms. Levy’s departure from the Company, the Company’s subsidiary, Payoneer Research and Development Ltd., and Ms. Levy entered into a Separation Agreement dated September 5, 2023 (the “Separation Agreement”). The Separation Agreement provides that Ms. Levy will cease to serve as President, as well as General Manager of Merchant Services, on September 30, 2023 (the “Transition Date”). Ms. Levy will continue to be employed as a non-executive employee until June 30, 2024 (the “Separation Date”) to support the transition of her role as General Manager of Merchant Services during the first three months of such period, and then to be reasonably available to assist on matters relating to areas of her work from time to time through the Separation Date. The Separation Agreement provides for a release of claims upon the receipt of the following amounts and benefits, subject to continued compliance with its terms: (i) salary continuation payments through the Separation Date and eligibility for the 2023 annual bonus; (ii) participation in the Company’s benefit plans through the Separation Date, (iii) payment of the value of any accrued but unused vacation days up until and including the Transition Date, and (iv) continued vesting of her equity awards through the Separation Date. The Separation Agreement also provides that in exchange for the benefits detailed above, Ms. Levy will not compete with the Company, will not solicit or hire any employees of the Company or solicit any customer of the Company, for a period of 12 months following the Transition Date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

September 6, 2023	By:	/s/ John Caplan
		Name:	John Caplan
		Title:	Chief Executive Officer